Exhibit 99.1

Hatteras Financial Corp. Announces the Retirement of Executive Vice President and Co-Chief Investment Officer, William H. Gibbs, Jr.

WINSTON SALEM, N.C.--(BUSINESS WIRE)--June 26, 2013--Hatteras Financial Corp. (NYSE: HTS) (“Hatteras” or the “Company”) today announced, effective September 30, 2013, the retirement of William H. Gibbs, Jr., its Executive Vice President and Co-Chief Investment Officer, an office he has held since 2007. Mr. Gibbs has also been Executive Vice President and Co-Chief Investment Officer of the Company’s manager, Atlantic Capital Advisors LLC (“ACA”) and of ACM Financial Trust (“ACM”), a privately-held mortgage REIT advised by ACA, and will also relinquish those positions on the same date.

“Bill was part of the team that founded ACA and brought Hatteras to the public markets through its IPO in 2008, and has been integral to our success,” said Michael R. Hough, the Company’s Chief Executive Officer. “He was instrumental in developing, testing and executing the asset/liability strategy that we employ at Hatteras and ACM. I and the rest of the team have known Bill for more than 15 years and have valued the wise counsel he has brought to each enterprise in which we have been involved, especially the management of Hatteras.”

“Bill will now spend more time at his home in Maryland and we wish him the best after 30 years in the fixed income business. We expect to stay in touch and occasionally draw upon his experience and perspective as we progress through various economic and interest rate cycles,” said Mr. Hough.

Frederick J. Boos II, the Company’s Executive Vice President and Co-chief Investment Officer since 2007 will become sole Chief Investment Officer of Hatteras and ACA on Mr. Gibbs’ retirement. Mr. Boos started as Chief Investment Strategist of ACM in March 2006, and shared the Chief Investment Officer position with Mr. Gibbs at Hatteras since its formation.

About Hatteras Financial Corp.

Hatteras Financial Corp. is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed or issued by U.S. Government agencies or U.S. Government-sponsored entities, such as Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., the Company is managed and advised by Atlantic Capital Advisors LLC. The Company is a component of the Russell 1000® index.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," ”will,” "expect," "intend," "anticipate," "estimate," ”should,” "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include, among others, statements about the Company’s portfolio of agency securities and long-term return profile. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated by the Company’s Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

CONTACT:
Hatteras Financial Corp.
Kenneth A. Steele, 336-760-9331
Chief Financial Officer
www.hatfin.com
or
CCG Investor Relations
Mark Collinson, 310-954-1343
Partner
www.ccgir.com